UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022 (November 17, 2022)

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NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

650 West Peachtree Street NW
Atlanta, Georgia 30308-1925	(855) 667-3655
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2022, Norfolk Southern Railway Company (“NSR”), a wholly owned subsidiary of Norfolk Southern Corporation (the “Registrant”), and The Cincinnati, New Orleans and Texas Pacific Railway Company (“CNO&TP”), a wholly-owned subsidiary of NSR, entered into an Asset Purchase and Sale Agreement (“Purchase Agreement”) with the Board of Trustees of the Cincinnati Southern Railway (the “Trustees”) pursuant to which the Trustees agree to sell, and NSR agrees to purchase, (i) approximately 337 miles of railway line that extends from Cincinnati, Ohio to Chattanooga, Tennessee known as the Cincinnati Southern Railway currently operated by CNO&TP under a lease agreement expiring in 2026, and (ii) certain associated real and personal property for a cash purchase price of approximately $1.62 billion, subject to certain adjustments. Under the terms of the Purchase Agreement, the purchase price includes (i) a non-refundable accelerated transaction fee of $4,500,000 payable upon the execution of the Purchase Agreement and (ii) a deferred transaction fee of $20,000,000 payable upon closing.

In addition to customary conditions common to transactions of this type, the closing of the transactions contemplated by the Purchase Agreement is conditioned upon (i) certain changes to Ohio state law applicable to the use of the related sale proceeds, (ii) approval by the voters of the city of Cincinnati, and (iii) receipt of regulatory approval from the United States Surface Transportation Board (“STB”). NSR has agreed to make reasonable efforts, at its own expense, to support the Ohio state law change and the Cincinnati voter approval.

The Purchase Agreement also includes customary termination provisions, including (i) termination at any time prior to the closing by the mutual written consent of the parties, (ii) termination at any time after December 31, 2024, by the mutual written consent of NSR and the Trustees, (iii) termination by NSR if the STB takes action that NSR deems unsatisfactory, and (iv) termination by either party if Cincinnati voter approval is not obtained on or before the later of June 30, 2025 and the calendar day following the date on which polls are open for the 2025 Cincinnati primary election.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2022, the Compensation Committee of Board of Directors of the Registrant approved changes to the Registrant’s Executive Severance Plan (the “Severance Plan”) as part of its annual review of such document. The Severance Plan was revised to clarify that employees above the level of Executive Vice President are covered under the terms of such plan, including the Registrant’s Chief Executive Officer (who was not previously subject to any such plan). Pursuant to the Severance Plan, the Registrant’s Chief Executive Officer, Executive Vice Presidents, and other participating officers are entitled to specific severance payments and benefits following the triggering events set forth therein.

The description of the Severance Plan above is qualified in its entirety by reference to the copy of the Severance Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 21, 2022, the Registrant issued a press release announcing the execution of the Purchase Agreement. A copy of the release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

2.1*	Asset Purchase and Sale Agreement dated November 21, 2022, by and among the Registrant as purchaser, the Cincinnati, New Orleans and Texas Pacific Railway Company, and the Board of Trustees of the Cincinnati Southern Railway as the seller.

10.1	Norfolk Southern Executive Severance Plan.

99.1	Press Release Dated November 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The Registrant will furnish supplementally to the SEC upon request a copy of any omitted exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name: Denise W. Hutson
Title: Corporate Secretary

Date:  November 21, 2022